EXHIBIT 32 .01

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS
ADOPTED PURSUANT TO SECTION
906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of K's Media
(the "Company") on Form 10-Q for the period ended
January 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the
"Report"),

I, James Wei, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-
Oxley Act of 2002, that to the best of my knowledge:

        (1) The Report fully complies with the
requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

    /s/ James Wei
        ------------
        James Wei
   Chief Executive Officer

March 22, 2010














EXHIBIT 32 .02

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS
ADOPTED PURSUANT TO SECTION
906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of K's Media
(the "Company") on Form 10-Q for the period ended
January 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the
"Report"),

I, Jake Wei, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-
Oxley Act of 2002, that to the best of my knowledge:

        (1) The Report fully complies with the
requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

      /s/ Jake Wei
          -------------
          Jake Wei
      Chief Financial Officer

March 22, 2010